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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002(1)

         In connection with the Annual Report of Marvell Technology Group Ltd. (the "Company") on Form 10-K for the year ending January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Sehat Sutardja, Ph.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  SEHAT SUTARDJA
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Dr. Sehat Sutardja, Ph.D.
Co-Chairman of the Board,
President and Chief Executive Officer
May 1, 2003

A signed original of this written statement required by 18.U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (SEC) or its staff upon request.

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(1)  The material contained in this Exhibit 99.1 is not deemed "filed" with the
     SEC and is not to be incorporated by reference into any filing of the Company under the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.